UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

Trex Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive

Winchester, Virginia 22603-8605

(Address of principal executive offices)

Registrant’s telephone number, including area code: (540) 542-6300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 22, 2007, the Board of Directors of Trex Company, Inc. (the “Company”) appointed Jay M. Gratz as a director to fill a directorship vacancy on the Board of Directors. Mr. Gratz was appointed to the class of directors whose term of office expires at the annual meeting of stockholders in 2008. The Board of Directors has not appointed Mr. Gratz to serve as a member of any of its committees and does not intend to do so prior to the 2007 annual meeting of stockholders. Pursuant to the Company’s Amended and Restated 1999 Incentive Plan for Outside Directors (the “Incentive Plan for Outside Directors”), Mr. Gratz received 2,630 stock appreciation rights, valued at $28,800, with the grant price being equal to the closing stock price of the Company’s stock on February 22, 2007. Mr. Gratz will also receive compensation for service on the Board of Directors and any committees pursuant to the Incentive Plan for Outside Directors, as further described under the heading “Director Compensation” in the Company’s 2006 Proxy Report filed with the SEC on March 23, 2006.

A copy of the press release announcing the appointment of Mr. Gratz to the Board of Directors is furnished as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incoproation or Bylaws; Change in Fiscal Year.

(a) Effective on February 22, 2007, the Board of Directors of Trex Company, Inc. (the “Company”) amended the Company’s Bylaws to change the Company’s registered agent from National Registered Agents Incorporated to Corporate Service Company.

A copy of the Company’s amended and restated bylaws is furnished as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company herewith files the following exhibits:

Exhibit Number	Description of Exhibit
99.1	Press release dated February 23, 2007 announcing the appointment of Jay M. Gratz as a director of Trex Company, Inc.

99.2	Amended and Restated Bylaws, dated February 22, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2007	TREX COMPANY, INC.

	By:	/s/ Anthony J. Cavanna
Anthony J. Cavanna
Chairman and Chief Executive Officer

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